UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2004

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-16093 (Commission File Number)	16-0977505 (I.R.S. Employer Identification No.)

525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)

(315) 797-8375
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Aquisition or Disposition of Assets

On October 1, 2004, CONMED Corporation (Nasdaq: CNMD) announced that, effective September 30, 2004, it has completed the acquisition of certain products of the Endoscopic Technologies Division of C.R. Bard, Inc. (NYSE: BCR). The acquired assets consist of a comprehensive line of single-use medical devices employed by gastro-intestinal (GI) and pulmonary physicians to diagnose and treat diseases of the digestive tract and lungs using minimally invasive endoscopic techniques.

CONMED Corporation financed the $80 million purchase price (subject to adjustment) using approximately $30 million of its cash on hand and borrowings under its revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION (Registrant) By:/s/ Robert D. Shallish, Jr. Vice President-Finance and Chief Financial Officer

Date: October 5, 2004